Filed Pursuant to Rule 424(b)(3)
Registration No. 333-291350

Information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION, DATED MAY 4, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 7, 2025)

$     % Senior Notes due 20

The Company:

We are an international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with powerful, consumer-connected, high-quality brands like Modelo Especial, Corona Extra, Pacifico, Victoria, Kim Crawford, Ruffino, The Prisoner Wine Company, Robert Mondavi Winery, Mi CAMPO and High West. In the U.S., we are one of the top dollar share gainers among beverage alcohol suppliers. We are also the second-largest beer company and have the #1 beer brand, Modelo Especial, in dollar sales in the U.S. We continued to strengthen our leadership position in the U.S. beer market as the #1 dollar share gainer in the overall U.S. beer market, and the #2 dollar share gainer in the high-end segment of the U.S. beer market. Within wine and spirits, we have implemented a multi-year strategy that repositioned this business to a portfolio of exclusively higher-end brands that we believe is positioned for long-term growth, aligned to our focus on consumer-led premiumization trends, and we continue to progressively expand our supply channels through direct-to-consumer and international markets. The strength of our brands makes us a supplier of choice to many of our consumers and our customers, which include wholesale distributors and retailers. We conduct our business through entities we wholly own as well as through a variety of joint ventures and other entities.

The Offering:

•	We are offering $ aggregate principal amount of % senior notes due 20 (the “notes”).

•

Use of Proceeds: We intend to use the net proceeds from this offering, together with commercial paper borrowings and/or cash on hand, to redeem prior to maturity all of our outstanding 3.700% Senior Notes due 2026 in the aggregate principal amount of $600 million and for general corporate purposes. See “Use of Proceeds.”

The Notes:

•	Issuer: Constellation Brands, Inc.

•	Maturity: The notes will mature on , 20 .

•

Interest: Interest on the notes will accrue at a rate of  % per year. The notes will pay interest semi-annually in cash in arrears on     and     of each year, beginning    , 2026. See “Description of the Notes—Interest Payments.”

•

Ranking: The notes will rank equally in right of payment with all of our existing and future unsecured senior indebtedness, senior in right of payment to any indebtedness that is expressly subordinated to the notes, and effectively subordinated in right of payment to any of our secured indebtedness to the extent of the value of any assets securing such indebtedness. Holders of the notes will not have a direct claim on assets of subsidiaries of the Company and the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

•

Optional Redemption: We may, at our option, redeem the notes, in whole or in part, from time to time at the applicable redemption prices and the applicable dates described in this prospectus supplement under “Description of the Notes—Optional Redemption.”

•	No Established Market: The notes are a new issue of securities with no established market.

•

Change of Control: If we experience a change of control triggering event (as described herein), we may be required to offer to repurchase all of the notes at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

This investment involves risks. See “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to Constellation Brands (before expenses)		%	$

(1)	The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from , 2026.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on    , 2026.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	PNC Capital Markets LLC	Truist Securities
BNP PARIBAS	J.P. Morgan	Scotiabank	Wells Fargo Securities

    , 2026

We have not, and the underwriters have not, authorized anyone to provide you with information that is different than the information contained or incorporated by reference in this prospectus or the accompanying prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

S-i

In the sections of this prospectus supplement other than those entitled “Prospectus Supplement Summary—The Offering” and “Description of the Notes,” references to “we,” “us,” “our” and the “Company” refer collectively to Constellation Brands, Inc. and its subsidiaries, unless otherwise indicated or the context requires otherwise. In the sections entitled “Prospectus Supplement Summary—The Offering” and “Description of the Notes,” such terms refer only to Constellation Brands, Inc. and not any of its subsidiaries, unless otherwise indicated or the context requires otherwise. All references to “$” are to U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” Our SEC filings are also available to the public over the Internet at the SEC’s website at https://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, unless we update or supersede that information by the information contained in this prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case and unless expressly stated otherwise, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, filed on April 22, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February  28, 2025 from our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders held on July 15, 2025, filed on June 5, 2025; and

•

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus supplement and before the termination of this offering.

This prospectus supplement and the accompanying prospectus are part of a registration statement we have filed with the SEC relating to the notes offered by this prospectus supplement and other securities. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.

You may refer to the registration statement, the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules are also available through the SEC’s website. In addition, we post the periodic reports that we file with the SEC on our investor relations website at https://ir.cbrands.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: Investor Relations, 50 East Broad Street, Rochester, New York 14614; telephone number (888) 922-2150.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein, are forward- looking statements. When used in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein, the words “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of the document in which such statements appear. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, our forward-looking statements are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:

•	potential declines in the consumption of products we sell and our dependence on sales of our beer brands;

•	our President and Chief Executive Officer transition;

•	impacts of our acquisition, divestiture, investment, and new product development strategies and activities;

•	dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;

•	potential damage to our reputation;

•	competition in our industry and for talent;

•	economic and other uncertainties associated with our international operations, including tariffs;

•

supply of quality water, agricultural and other raw material, certain raw and packaging materials purchased under supply contracts, supply chain disruptions and other factors, and limited groups of certain suppliers;

•	reliance on complex information systems and third-party global networks as well as risks associated with cybersecurity and artificial intelligence;

•	dependence on limited facilities for production of our beer brands and impacts from our Brewery Projects;

•	operational disruptions or catastrophic loss to our breweries, wineries, other facilities, or distribution systems;

•

severe weather, natural and man-made disasters, climate change, environmental sustainability and corporate social responsibility-related regulatory compliance and failure to meet environmental sustainability and corporate social responsibility commitments, and aspirations;

•	the success of our cost savings, restructuring, and efficiency initiatives;

•	reliance on wholesale distributors, major retailers, and government agencies;

•	food safety and quality, including contamination and product degradation from diseases, pests, weather, and other conditions;

•	communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, customers, employees and/or suppliers;

•	effects of employee labor activities that could increase our costs;

•	our indebtedness and credit ratings, interest rate fluctuations, credit market disruptions or volatility;

•

our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including as a result of the conflict in the Middle East, or other governmental rules and regulations;

•

class action or other litigation we face or may face, including relating to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, or other matters;

•	potential impairments of our intangible assets, such as goodwill and trademarks;

•

changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the potential impact of a global minimum tax rate;

•	uncertainties related to future cash dividends and share repurchases, which may affect the price of our common stock;

•	ownership of our class A common stock by the stockholders of the Sands family and their Board of Director nomination rights; and

•	the choice-of-forum provision in our amended and restated by-laws regarding certain stockholder litigation.

Our “Brewery Projects” refer to the modular capacity addition activities at our breweries located in Nava, Coahuila, Mexico and Obregón, Sonora, Mexico; and our new brewery being constructed in Heroica Veracruz, Veracruz, Mexico.

Our “customers” refers to our wholesale distributors, retailers (generally outside of 3-tier U.S. distribution channel where products are sold to a distributor (wholesaler) who then sells to a retailer; the retailer sells the products to a consumer; however, in control states, the state government performs the role of wholesaler and retailer), state alcohol beverage control agencies which sell to consumers, and direct-to-consumer purchasers, inclusive of (i) a digital commerce experience for consumers to purchase directly from brand websites with inventory coming straight from the supplier and (ii) consumer purchases at hospitality locations (tasting rooms and tap rooms) from the supplier.

Additional important factors that could cause actual results to differ materially from those set forth in or implied by our forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein are those described in Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, which is incorporated herein by reference herein, and in our other filings with the SEC. Market positions and industry data discussed in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026 are as of calendar 2025 and have been obtained or derived from industry and government publications and our estimates. The industry and government publications include: Beer Marketers Insights; Beverage Information Group; Impact Databank Review and Forecast; International Wine and Spirits Research (IWSR); Circana™; Beer Institute; and National Alcohol Beverage Control Association. We have not independently verified the data from the industry and government publications. Unless otherwise noted, all references to market positions are based on U.S. dollar sales.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about the Company and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein prior to deciding whether to purchase the notes.

Constellation Brands, Inc.

We are an international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with powerful, consumer-connected, high-quality brands like Modelo Especial, Corona Extra, Pacifico, Victoria, Kim Crawford, Ruffino, The Prisoner Wine Company, Robert Mondavi Winery, Mi CAMPO and High West. In the U.S., we are one of the top dollar share gainers among beverage alcohol suppliers. We are also the second-largest beer company and have the #1 beer brand, Modelo Especial, in dollar sales in the U.S. We continued to strengthen our leadership position in the U.S. beer market as the #1 dollar share gainer in the overall U.S. beer market, and the #2 dollar share gainer in the high-end segment of the U.S. beer market. Within wine and spirits, we have implemented a multi-year strategy that repositioned this business to a portfolio of exclusively higher-end brands that we believe is positioned for long-term growth, aligned to our focus on consumer-led premiumization trends, and we continue to progressively expand our supply channels through direct-to-consumer and international markets. The strength of our brands makes us a supplier of choice to many of our consumers and our customers, which include wholesale distributors and retailers. We conduct our business through entities we wholly own as well as through a variety of joint ventures and other entities.

Headquartered in Rochester, New York, we are a Delaware corporation incorporated in 1972, as the successor to a business founded in 1945. Our principal executive offices are located at 50 East Broad Street, Rochester, New York 14614 and our telephone number is (888) 922-2150. We maintain a website at https://www.cbrands.com and an investor relations website at https://ir.cbrands.com. Our websites and the information contained on those sites, or connected to those sites, are not incorporated into this prospectus supplement or the accompanying prospectus.

The Offering

The following summary of the terms of the notes is not complete. For a more detailed description of the notes, see “Description of the Notes.” We define capitalized terms used in this summary in “Description of the Notes—Certain Definitions.”

Issuer	Constellation Brands, Inc.

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity	The notes will mature on , 20 .

Interest	Interest on the notes will accrue at a rate of % per year. The notes will pay interest semi-annually in cash in arrears on and of each year, beginning , 2026. See “Description of the Notes—Interest Payments.”

Ranking	The notes will be our senior unsecured obligations, will rank equally with all of our other senior unsecured indebtedness, including any borrowings under our senior revolving credit facility, and will be effectively subordinated to the indebtedness outstanding under any secured debt we may incur to the extent of the value of the assets securing such debt. Holders of the notes will not have a direct claim on assets of our subsidiaries and the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including borrowings under our senior revolving credit facility in favor of a wholly owned Luxembourg subsidiary of the Company.

As of February 28, 2026, we had approximately (i) $10.3 billion aggregate principal amount of senior indebtedness outstanding and (ii) $2.0 billion of available undrawn commitments under our $2.25 billion senior revolving credit facility, none of which would be secured. As of February 28, 2026, we had no outstanding borrowings under our senior revolving credit facility, and our subsidiaries had approximately $1.1 billion of liabilities. For the fiscal year ended February 28, 2026, approximately $8.4 billion of our net sales were from our subsidiaries. See “Capitalization.”

Optional Redemption	Prior to the Par Call Date (as defined in “Description of the Notes—Optional Redemption”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at the applicable redemption price as described under “Description of the Notes—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest thereon to the date of redemption.

Notwithstanding the immediately preceding paragraph, we may redeem the notes at our option, in whole or in part, at any time and from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

See “Description of the Notes—Optional Redemption.”

Repurchase at the Option of Holders Upon a Change of Control	If we experience a change of control triggering event (as defined herein), we must offer to repurchase all the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. We might not be able to pay you the required price for notes you present to us at the time of a change of control because our senior credit facilities or other indebtedness may prohibit payment or we might not have enough funds at that time. See “Description of the Notes—Repurchase at the Option of Holders upon a Change of Control Triggering Event.”

Sinking Fund	None.

Covenants	The indenture under which we will issue the notes contains covenants that, among other things, limit our ability under certain circumstances to create liens, enter into sale-leaseback transactions and engage in mergers, consolidations and sales of all or substantially all of our assets. See “Description of the Notes.”

Use of Proceeds	We intend to use the net proceeds from this offering, together with commercial paper borrowings and/or cash on hand, to redeem prior to maturity all of our outstanding 3.700% Senior Notes due 2026 in the aggregate principal amount of $600 million and for general corporate purposes. See “Use of Proceeds.”

Certain of the underwriters or their affiliates may hold positions in our 3.700% Senior Notes due 2026 and may receive a portion of the net proceeds through the redemption of such notes in connection with this offering. At least 5% of the net proceeds of this offering would be directed to one or more of the underwriters (or their affiliates), which would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121. See “Underwriting—Conflicts of Interest.”

Risk Factors	An investment in the notes involves a high degree of risk. Potential investors should carefully consider the risk factors set forth under the heading “Risk Factors” and in the documents incorporated by reference herein prior to making a decision to invest in the notes.

RISK FACTORS

You should carefully consider the risks described below and in our documents filed with the SEC and incorporated by reference herein, including in Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before buying any of the notes.

Risks Relating to the Company

You should carefully consider the risk factors and other cautionary statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026 and other documents filed with the SEC and incorporated by reference herein.

Risks Relating to the Notes

The notes are unsecured and will be effectively subordinated to our secured debt, if any, to the extent of the value of the assets securing such debt.

The notes will not be secured by any of our assets. Our obligations under our senior credit facilities are currently not secured. In addition, the indenture governing the notes will permit us and our subsidiaries to incur certain additional debt that is secured by liens on our assets without equally and ratably securing the notes. If the Company becomes insolvent or is liquidated, or if payment under our secured debt is accelerated, the holders of our secured debt would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the agreement governing such debt. In any such event, because the notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied following repayment of our secured debt or, if any such assets remained, such assets might be insufficient to satisfy such claims fully.

Our ability to make payments on the notes depends on our ability to receive dividends from our subsidiaries, and the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

We are a holding company and conduct almost all of our operations through our subsidiaries. As of February 28, 2026, approximately 90% of our tangible assets were held by our subsidiaries. The ownership interests of our subsidiaries represent substantially all the assets of the holding company. Accordingly, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of the principal and interest on the notes.

Holders of the notes will not have a direct claim on assets of our subsidiaries and the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including any borrowings under our senior revolving credit facility in favor of a wholly owned Luxembourg subsidiary of the Company. For the fiscal year ended February 28, 2026, approximately $8.4 billion of our net sales were from our subsidiaries. As of February 28, 2026, our subsidiaries had approximately $1.1 billion of liabilities.

Credit ratings assigned to the notes may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by any of the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes, upgrades or downgrades in the credit ratings assigned to the notes, including any announcement that such ratings are under review for an upgrade or downgrade, could affect the market value of the notes and, in the event of a downgrade, increase our corporate borrowing costs, including with respect to our outstanding notes. The reports of the rating agencies do not form a part of, and are not incorporated by reference into, this prospectus supplement.

We may not be able to repurchase the notes upon a change of control triggering event.

We may be required to offer to repurchase all of the notes upon the occurrence of a change of control triggering event with respect to such notes. Our senior credit facilities currently also provide that certain change of control events constitute a default. If we experience a change of control that triggers a default under our senior revolving credit facilities, such default could result in amounts outstanding under our senior credit facilities being declared due and payable. We would be prohibited from purchasing the notes unless, and until, such time as our indebtedness under all of our senior credit facilities was repaid in full. There can be no assurance that we would have sufficient financial resources available to satisfy all of our obligations under our senior credit facilities, our other notes currently outstanding and these notes in the event of a change of control. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Repurchase at the Option of Holders Upon a Change of Control Triggering Event.”

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

The trading prices of the notes will be directly affected by the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets. It is impossible to predict the prevailing interest rates or the condition of the financial and credit markets. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

USE OF PROCEEDS

We estimate that the aggregate net proceeds from the sale of the notes will be approximately $   million (after deducting underwriter discounts and commissions and estimated offering expenses). We intend to use the net proceeds from this offering, together with commercial paper borrowings and/or cash on hand, to redeem prior to maturity all of our outstanding 3.700% Senior Notes due 2026 in the aggregate principal amount of $600 million and for general corporate purposes.

Certain of the underwriters or their affiliates may hold positions in our 3.700% Senior Notes due 2026 and may receive a portion of the net proceeds through the redemption of such notes in connection with this offering. At least 5% of the net proceeds of this offering would be directed to one or more of the underwriters (or their affiliates), which would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121. See “Underwriting—Conflicts of Interest.”

DIVIDEND POLICY

We have paid cash dividends on our common stock since May 2015. We currently expect to continue to pay a regular quarterly cash dividend to stockholders of our common stock in the future, but such payments are subject to approval of our Board of Directors and are dependent upon our financial condition, results of operations, capital requirements and other factors, including those set forth under Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, which is incorporated herein by reference. In addition, the terms of our senior credit facilities may restrict the payment of cash dividends on our common stock under certain circumstances. Any indentures for debt securities issued in the future, the terms of any preferred stock issued in the future and any credit agreements entered into in the future may also restrict or prohibit the payment of cash dividends on our common stock.

CAPITALIZATION

The following table sets forth, as of February 28, 2026, our consolidated cash and cash equivalents and total capitalization (i) on an actual basis and (ii) as adjusted to give effect to the issuance and sale of the notes and the intended use of proceeds therefrom.

	February 28, 2026
(in millions)	Actual	As Adjusted
Cash and Cash Equivalents(a)	$102.4	$

Total Debt (including current portion):
Revolving Credit Facility(b)	$—	$
Commercial Paper(c)	272.0
Subsidiary Credit Facilities	—
$ Million % Senior Notes due 20 offered hereby(d)	—
$600.0 Million 3.700% Senior Notes due 2026(c)	599.5
$500.0 Million 3.500% Senior Notes due 2027(c)	499.3
$600.0 Million 4.350% Senior Notes due 2027(c)	599.2
$700.0 Million 3.600% Senior Notes due 2028(c)	698.6
$500.0 Million 4.650% Senior Notes due 2028(c)	498.5
$400.0 Million 4.800% Senior Notes due 2029(c)	398.3
$800.0 Million 3.150% Senior Notes due 2029(c)	797.6
$600.0 Million 2.875% Senior Notes due 2030(c)	597.4
$500.0 Million 4.800% Senior Notes due 2030(c)	496.5
$1,000.0 Million 2.250% Senior Notes due 2031(c)	993.1
$700.0 Million 4.750% Senior Notes due 2032(c)	695.7
$750.0 Million 4.900% Senior Notes due 2033(c)	742.7
$500.0 Million 4.950% Senior Notes due 2035(c)	495.2
$500.0 Million 4.500% Senior Notes due 2047(c)	494.4
$600.0 Million 4.100% Senior Notes due 2048(c)	593.7
$500.0 Million 5.250% Senior Notes due 2048(c)	494.3
$600.0 Million 3.750% Senior Notes due 2050(c)	591.3
Other Senior Debt	11.2

Total Debt	10,568.5

Total Stockholders’ Equity:
Total CBI Stockholders’ Equity	8,082.4
Noncontrolling Interests	304.5

Total Stockholders’ Equity	8,386.9

Total Capitalization	$18,955.4	$

(a)	Adjusted to give effect to the use of cash to pay the related fees and expenses in connection with the issuance of the notes.
(b)

As of February 28, 2026, we had $1,966.6 million of available undrawn revolving commitments under our $2.25 billion senior revolving credit facility. Our senior revolving credit facility is currently an unsecured facility.

(c)	Net of unamortized debt issuance costs in the aggregate of $44.6 million and unamortized discounts in the aggregate of $20.2 million as of February 28, 2026.
(d)	Net of estimated unamortized debt issuance costs of $ million and estimated unamortized discount of $ million.

DESCRIPTION OF THE NOTES

The following discussion of the terms of the notes supplements the description of the general terms and provisions of the debt securities contained in the accompanying prospectus and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the notes.

Unless otherwise indicated or the context requires otherwise, references in this section to “we,” “us,” “our” and the “Company” refer to Constellation Brands, Inc. only and not to its subsidiaries. Unless otherwise defined herein, capitalized terms used in the description below have the definitions given to them under “Certain Definitions” below.

General

The notes will be issued under an indenture and a supplemental indenture thereto (together, the “indenture”), between us and Manufacturers and Traders Trust Company, as trustee. You should read the accompanying prospectus for a general discussion of the terms and provisions of the indenture.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue thereunder and provides that notes, debentures or other evidences of indebtedness may be issued from time to time thereunder in one or more series. We are initially offering the notes in the aggregate principal amount of $    . At any time following the issuance of the notes, we may, without the consent of the holders, issue additional notes (which are referred to as such below) and thereby increase that principal amount in the future, on the same terms and conditions (except for the issue date and, in some cases, the offering price, payment of interest accruing before the issue date and the first interest payment date) and with the same CUSIP number as the notes we offer by this prospectus supplement; provided that if any such additional notes are not fungible with the existing notes for United States federal income tax purposes, such additional notes will be issued with a different CUSIP number from the previously issued notes.

The notes will mature on    , 20  and will bear interest at a rate of   % per year. We:

•	will pay interest semi-annually in cash in arrears on and of each year, beginning , 2026;

•	will pay interest to the person in whose name a note is registered at the close of business on or preceding the interest payment date;

•	will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

•	will make payments on the notes at the offices of the trustee; and

•	may make payments by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. “Business day” means any day that is not a day on which banking institutions in The City of New York are authorized or required by law or by executive order issued by a governmental authority or agency regulating such banking institutions, to close.

We will issue the notes only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness and will be effectively subordinated to the indebtedness outstanding under any secured debt we may incur to the extent of the value of the assets securing such indebtedness. Any future borrowings under our senior revolving credit facility would be unsecured under the current terms of the facility. Holders of the notes will not have a direct claim on assets of our subsidiaries and the notes will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

We are a holding company and conduct almost all of our operations through our subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay interest on the notes and to repay the principal amount of the notes at maturity, upon redemption, upon acceleration or otherwise, will depend upon our subsidiaries’ earnings and advances or loans made by them to us (and potentially dividends or distributions made by them to us). Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make funds available to us to do so. Our subsidiaries’ ability to make advances or loans to us or to pay dividends or make other distributions to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions, if any. The indenture will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us. Except with respect to the covenants described below under “—Limitation upon Liens” and “—Limitation on Sale and Leaseback Transactions,” the indenture does not restrict or limit the ability of any subsidiary to incur, create, assume or guarantee indebtedness or encumber its assets or properties. As of February 28, 2026, we had approximately (i) $10.3 billion aggregate principal amount of senior indebtedness outstanding and (ii) $2.0 billion of available undrawn commitments under our senior revolving credit facility, none of which would be secured. As of February 28, 2026, we had no outstanding borrowings under our senior revolving credit facility, and our subsidiaries had approximately $1.1 billion of liabilities. See “Capitalization.”

Optional Redemption

Prior to    , 20  (  months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1)

(i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, for this purpose, that the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points, less (ii) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Selection and Notice

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Any redemption or notice of any redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of indebtedness or other transaction or event.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of such note upon surrender for cancellation of such original note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of such notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have provided a notice of redemption to redeem the notes as described above, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes (except that no note will be purchased in part if the remaining principal amount of such note would be less than $2,000) pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control Triggering Event with respect to the notes, we will:

(a)	cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b)	send, by first-class mail, with a copy to the trustee, to each holder of the notes, at such holder’s address appearing in the security register, a notice stating:

(i)

that a Change of Control Triggering Event has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all notes timely tendered will be accepted for payment;

(ii)

the Change of Control Purchase Price and the repurchase date, which will be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

(iii)

the circumstances and relevant facts regarding the Change of Control Triggering Event (including information with respect to our pro forma consolidated historical income, cash flow and capitalization after giving effect to the Change of Control Triggering Event); and

(iv)

the procedures that holders of such notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of such notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture or the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the indenture or the notes by virtue of this compliance.

We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of our property. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we and our subsidiaries, considered as a whole, dispose of less than all of our property by any of the means described above, the ability of a holder of notes to require us to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

No Sinking Fund

The notes will not have the benefit of any sinking fund.

Reports to the Trustee

We are required to provide the trustee with an officers’ certificate each fiscal year stating that we reviewed our activities during the preceding fiscal year and that, after reasonable investigation and inquiry by the certifying officers, we are in compliance with the requirements of the indenture.

Limitation Upon Liens

The indenture provides that, so long as any of the notes remain outstanding, we will not and will not permit any Subsidiary to issue, assume or guarantee any Funded Debt that is secured by a mortgage, pledge, security interest or other lien or encumbrance (a “lien”) upon or with respect to any Principal Property or on the Capital Stock of any Subsidiary that owns a Principal Property unless:

•	we secure the notes equally and ratably with (or prior to) any and all Funded Debt secured by that lien; or

•

in the case of Funded Debt other than Capital Markets Debt, immediately after giving effect to the granting of any such lien and the incurrence of any Funded Debt in connection therewith, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0.

The above limitations will not apply to some types of permitted liens. These permitted liens include:

•	liens existing as of the date of the issuance of the notes (excluding any liens securing our senior credit facilities);

•	liens on property or assets of, or any shares of stock securing Funded Debt of, any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary;

•

liens on property, assets or shares of stock securing Funded Debt existing at the time of an acquisition, including an acquisition through merger or consolidation, and liens to secure Funded Debt incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of the construction and commencement of the operation of any such property, for the purpose of financing all or any part of the purchase price or construction cost of that property;

•	liens to secure specified types of development, operation, construction, alteration, repair or improvement costs;

•	liens in favor of, or which secure Funded Debt owing to, the Company or a Subsidiary;

•	liens in connection with government contracts, including the assignment of moneys due or to come due on those contracts;

•	certain types of liens in connection with legal proceedings;

•	certain types of liens arising in the ordinary course of business and not in connection with the borrowing of money such as mechanics’, materialmen’s, carriers’, or other similar liens;

•	liens on property securing obligations issued by a domestic governmental issuer to finance the cost of an acquisition or construction of that property; and

•

extensions, substitutions, replacements, refinancings or renewals (or successive extensions, substitutions, replacements, refinancings or renewals), in whole or in part, of the foregoing or of Funded Debt secured in reliance on the second bullet point under the first paragraph above, in each case, if the principal amount of the Funded Debt secured thereby is not increased and is not secured by any additional assets.

Limitation on Sale and Leaseback Transactions

The indenture provides that, so long as any of the notes remain outstanding, neither we nor any Subsidiary may enter into any arrangement with any Person (other than ourselves or any Subsidiary) where we or a Subsidiary agree to lease any Principal Property which has been or is to be sold or transferred more than 120 days after the later of (i) such Principal Property having been acquired by us or a Subsidiary and (ii) completion of construction and commencement of full operation thereof, by us or a Subsidiary to that person (a “Sale and Leaseback Transaction”). Sale and Leaseback Transactions with respect to facilities financed with specified tax-exempt securities are excepted from the definition. This covenant does not apply to leases of a Principal Property for a term of less than three years.

This limitation also does not apply to any Sale and Leaseback Transaction if:

•	the net proceeds to the Company or a Subsidiary from the sale or transfer equal or exceed the fair value, as determined by our Board of Directors, of the Principal Property so leased;

•	immediately after giving effect to such Sale and Leaseback Transaction, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0; or

•

we, within 120 days after the effective date of the Sale and Leaseback Transaction, apply an amount equal to the fair value as determined by the Company’s Board of Directors of the Principal Property so leased to:

•	the prepayment or retirement of our Funded Debt, which may include the notes; or

•	the acquisition of additional real property.

Events of Default and Remedies

The events of default applicable to the notes will consist of the following:

•	failure to pay the principal of, or premium, if any, on any of the notes when due and payable (whether at maturity, by call for redemption, by declaration of acceleration or otherwise);

•	failure to make a payment of any interest on any note when due and payable, which failure shall have continued for a period of 30 days;

•

our failure to perform or observe any other covenants or agreements in the indenture, with respect to the notes or in the notes which failure shall have continued for a period of at least 90 days after written notice to us by the trustee or to us and the trustee from the holders of not less than 25% of the aggregate principal amount of the then outstanding notes, provided that, notwithstanding the foregoing, in no event shall an event of default with respect to any failure by us to comply with the reporting provisions of the indenture or any failure by us to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which relates to the provision of reports) be deemed to have occurred unless (x) such report is past due hereunder by at least 180 days and (y) such failure to comply has not been cured or waived prior to the 90th day after written notice to us by the trustee or to us and the trustee from the holders of not less than 25% of the aggregate principal amount of the then outstanding notes;

•	failure to make any payment after the maturity of any indebtedness of ours with an aggregate principal amount in excess of $200.0 million or the acceleration of indebtedness of ours with an aggregate principal amount in excess of $200.0 million as a result of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged or such acceleration is not cured, waived, rescinded or annulled within a period of 30 days after we receive written notice; or

•	certain events of bankruptcy, insolvency or reorganization of us.

If an event of default (other than a bankruptcy, insolvency or reorganization event of default with respect to us) shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes may declare the principal amount of all notes, to be due and payable immediately. If an event of default occurs as result of a bankruptcy, insolvency or reorganization event with respect to us, the outstanding notes will automatically become due and payable immediately without any action on part of the holders.

At any time after such acceleration has occurred but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

(a)	we have paid or deposited with the trustee a sum sufficient to pay:

(i)	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

(ii)

to the extent payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(iii)	to the extent that payment of such interest is lawful, interest upon over-due interest at the rate borne by the notes;

(b)

all events of default, other than the non-payment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture; and

(c)	the rescission will not conflict with any judgment or decree.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee to amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in principal amount of such notes then outstanding; provided that, notwithstanding the foregoing, the indenture may be amended or supplemented without the consent of holders in order to (a) evidence the succession of another person to us or any obligor of such notes and assumption of the covenants and obligations thereunder, pursuant to the merger covenant, (b) add covenants for the benefit of the holders of such notes or surrender rights conferred upon us under the indenture or such notes, (c) cure any ambiguity or correct any provisions that are defective or inconsistent with any other provision of the indenture or such notes or make any other change that does not materially affect the interests of the holders of such notes in any material respect, (d) comply with the requirements of the SEC to effect or maintain the indenture under the Trust Indenture Act, (e) evidence and provide acceptance of the appointment of a successor trustee under the indenture, (f) mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders for payment of such notes, in any property or assets of us, (g) add a guarantor in accordance with the terms of the indenture and (h) add or change any provisions of the indenture with respect to appointing a new trustee thereunder. If any additional notes are issued under the indenture, such notes would constitute part of the same “series” of debt securities as the notes offered hereby and would be included in determining whether the holders of the requisite percentage of notes of such series had provided any instruction or consented to any amendment.

However, any other debt securities (other than additional notes) that may be issued under the indenture will not vote together with the notes of any series and any additional notes that we issue. In any event, no amendment or supplement may, among other things, (a) extend the final maturity of any note, or reduce the rate or extend the time of payment of any interest on any note, or reduce the principal amount of any note, premium on any note, or reduce any amount payable upon any redemption of any note, (b) reduce the percentage of principal amount of the notes that is required to approve an amendment or supplement to the indenture, (c) following the occurrence of a Change of Control Triggering Event, amend, change or modify the obligation of us to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event, including amending, changing or modifying any definitions with respect thereto, (d) modify any of the provisions related to this paragraph, the waiver of certain covenants, or the enforcement of the trustee’s rights during an event of default, (e) except as otherwise permitted under the merger covenant, consent to the assignment or transfer by us of any of our rights and obligations under the indenture, or (f) change the currency of payment of principal, premium (if any) or interest on the notes, in each case, without the consent of the holder of each note so affected.

Legal Defeasance

We may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of such notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to compensate and indemnify the trustee and to furnish the trustee with the names and addresses of holders of notes), which we refer to as “defeasance,” if:

•

we irrevocably deposit with the trustee, in trust, cash and/or securities of the United States government, or securities of agencies of the United States government backed by the full faith and credit of the United States government, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay the principal of and interest on the notes on the applicable due dates for those payments in accordance with the terms of such notes;

•

we deliver to the trustee either (i) an opinion of counsel, based on a ruling of the United States Internal Revenue Service (unless there has been a change in the applicable United States federal income tax law), to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred or (ii) a ruling of the United States Internal Revenue Service directed to the trustee to the same effect as set forth in clause (i) above;

•

immediately after giving effect to the deposit specified in the first bullet point, on a pro forma basis, no event of default with respect to the notes shall have occurred and be continuing on the date of deposit or, with respect to defaults occurring upon certain events of bankruptcy, insolvency or reorganization relating to us, at any time during the period ending on the 91st day after the date of the deposit; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Defeasance of Certain Obligations

We may omit to comply with certain covenants with respect to the notes, and any such omission will not constitute an event of default with respect to the notes, which we refer to as “covenant defeasance,” if:

•

we irrevocably deposit with the trustee, in trust, cash and/or securities of the United States government, or securities of agencies of the United States government backed by the full faith and credit of the United States government, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay the principal of and interest on the notes on the applicable due dates for those payments in accordance with the terms of such notes;

•

we deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

immediately after giving effect to the deposit specified in the first bullet point, on a pro forma basis, no event of default with respect to the notes shall have occurred and be continuing on the date of the deposit or, with respect to defaults occurring upon certain events of bankruptcy, insolvency or reorganization relating to us, at any time during the period ending on the 91st day after the date of the deposit;

•

if the notes are then listed on a national securities exchange, we deliver to the trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such covenant defeasance; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

If we exercise our option to effect a defeasance or covenant defeasance with respect to the notes, as described above, and the trustee or paying agent is unable to apply any money or securities that we have deposited because of any legal proceeding or any order or judgment of any court or governmental authority, in each case our obligations under the indenture with respect to the notes will be revived and reinstated.

Certain Definitions

The terms set forth below are defined in the indenture as follows:

“Board of Directors” means our board of directors, the executive committee of our board of directors, any other duly authorized committee of our board of directors, or any of our officers duly authorized by our board of directors or by any duly authorized committee of our board of directors to act under the indenture.

“Business Day” means any day that is not a day on which banking institutions in The City of New York are authorized or required by law or by executive order issued by a governmental authority or agency regulating such banking institutions to close.

“Capital Markets Debt” means any debt securities or debt financing issued pursuant to an indenture, notes purchase agreement or similar financing arrangement (but excluding any credit agreement) whether offered pursuant to a registration statement under the Securities Act or under an exemption from the registration requirements of the Securities Act.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, including, without limitation, all common stock and preferred stock.

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting power of our total outstanding Voting Stock voting as one class, provided that the Permitted Holders “beneficially own” (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of our Board of Directors; (ii) we consolidate with or merge with or into any Person or convey, transfer or lease all or substantially all of our assets to any Person, or any corporation consolidates with or merges into or with us, in any such event pursuant to a transaction in which our outstanding Voting Stock is changed into or exchanged for cash, securities or other property, other than any such transaction where our outstanding Voting Stock is not changed or exchanged at all (except to the extent necessary to reflect a change in our jurisdiction of incorporation) or where (A) our outstanding Voting Stock is changed into or exchanged for (x) Voting Stock of the surviving corporation or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) and (B) no “person” or “group” other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 35% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or (iii) we are liquidated or dissolved or adopt a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Consolidation, Merger, Sale or Conveyance.”

“Change of Control Triggering Event” means, (1) the ratings of the notes are downgraded by at least two of the Ratings Agencies during the 60-day period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or our intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings of the notes are under publicly announced consideration for possible downgrade by any of the Ratings Agencies) and (2) the notes are rated below an Investment Grade Rating by at least two of the Ratings Agencies on any date during the Trigger Period; provided that if such notes are not rated by three Ratings Agencies during any Trigger Period, such notes will be deemed to have been downgraded to below an Investment Grade Rating by each Ratings Agency that does not provide a rating of such notes during the Trigger Period. Notwithstanding the foregoing, a ratings decline by a Rating Agency will not be deemed to have occurred in respect of a particular Change of Control if such Rating Agency making the reduction in rating to which this definition would otherwise apply does not publicly announce or confirm or inform the trustee in writing at our or the trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of such decline).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the date of this prospectus supplement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated Fixed Charge Coverage Ratio” of us means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of us and our Subsidiaries on a Consolidated basis, all determined in accordance with GAAP and on a pro forma basis for any acquisition or disposition of a Subsidiary or line of business following the first day of such period and on or prior to the date of determination as if all such acquisitions and dispositions had occurred on the first day of such period to (b) the sum of Consolidated Interest Expense for such period and cash dividends paid on any of our preferred stock and that of our Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Funded Debt shall be computed on a pro forma basis for any incurrence or repayment of Funded Debt (other than Funded Debt under a revolving credit facility) following the first day of the applicable period and on or prior to the date of determination as if such incurrence or repayment had occurred on the first day of such period and Funded Debt (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at our option, a fixed or floating rate of interest, shall be computed by applying at our option, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Company attributable to interest on any Funded Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Funded Debt during the applicable period.

“Consolidated Income Tax Expense” means for any period, as applied to us, the provision for federal, state, local and foreign income taxes of us and our Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

“Consolidated Interest Expense” of us means, without duplication, for any period, the sum of (a) our interest expense and that of our Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by us and our Subsidiaries during such period and (ii) all our capitalized interest and that of our Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Funded Debt incurred in connection with such acquisition or disposition of assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

“Consolidated Net Income (Loss)” of us means, for any period, the Consolidated net income (or loss) of us and our Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of us and our Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by us or one of our Subsidiaries; (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (iv) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, reduced by applicable reserves and other properly deductible items, after deducting:

•	all current liabilities, excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt because it is extendible or renewable, and

•

all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles, all as set forth on our books and records and those of our Subsidiaries and computed in accordance with GAAP.

“Consolidated Non-cash Charges” of us means, for any period, the aggregate depreciation, amortization and other non-cash charges of us and our Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Finance Lease Obligation” means any obligations of us and our Subsidiaries on a Consolidated basis under any finance lease of real or personal property which, in accordance with GAAP, has been recorded as a finance lease obligation.

“Fitch” means Fitch Ratings Inc., and its successors.

“Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower. When determining “Funded Debt,” indebtedness will not be included if, on or prior to the final maturity of that indebtedness, we have deposited the necessary funds for the payment, redemption or satisfaction of that indebtedness in trust with the proper depositary.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the issuance of the notes. At any time after the date of issuance of the notes, we may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles, consistently applied, as in effect at the time of such election, in lieu of GAAP and, from and after any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any such election, once made, shall be irrevocable; provided, further that any calculation or determination under the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to our election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. We must give notice of any election made in accordance with this definition to the trustee and the holders of notes.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the issuer, as applicable.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Permitted Holders” means (a) the descendants of Marilyn Sands (whether by blood or adoption), her descendants’ spouses, her siblings, the descendants of her siblings (whether by blood or adoption), or the estate of any of the foregoing Persons, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the Persons described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the Persons described in clause (a), the estate of any such Persons, a trust referred to in the foregoing clause (b) or an entity that satisfies the conditions of this clause (c).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, any other company or entity or government or any agency or political subdivision thereof.

“Principal Property” means, as of any date, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by us or any Subsidiary, and in each case the net book value of which as of that date exceeds 2% of our Consolidated Net Tangible Assets as shown on the consolidated balance sheet contained in our latest filing with the Commission, other than any such land, building, structure or other facility or portion thereof which is a pollution control facility, or which, in the opinion of our Board of Directors, is not of material importance to the total business conducted by us and our Subsidiaries, considered as one enterprise.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Rating Agency” means S&P, Moody’s and Fitch or, if S&P, Moody’s or Fitch or any or all of them shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P, Moody’s or Fitch or any or all of them, as the case may be.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of the S&P Global, Inc., and any successors thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of directors or other governing body are at the time beneficially owned, directly or indirectly, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided, however, that no securities or other ownership interests, including any warrants and convertible debt, shall be included that do not carry the present right to vote for the election of directors or other governing body.

“Subsidiary” means any subsidiary of the Company.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Global Notes; Book-Entry System

Global Notes

The notes will be issued initially in book-entry form and will be represented by one or more global notes in fully registered form without interest coupons which will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. If, however, the aggregate principal amount of the notes exceeds $500.0 million, one certificate will be issued with respect to each $500.0 million of principal amount of the notes, and an additional certificate will be issued with respect to any remaining principal amount of the notes. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. Direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the limited circumstances described below.

All interests in the global notes will be subject to the rules and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear, and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement system and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the appropriate system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of securities certificates. DTC’s participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•

upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the global note; and

•

ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership of beneficial interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

Investors may hold their interests in a global note directly through Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may also hold their interests in a global note through organizations other than Euroclear or Clearstream that are DTC participants. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in a global note that are held within DTC for the account of each settlement system on behalf of its participants.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that global note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Owners of beneficial interests in a global note will not receive written confirmation from DTC of their purchase. Owners of beneficial interests in a global note are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the owner of beneficial interests in a global note entered into the transaction. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments with respect to the principal of and interest on a global note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the indenture. Under the terms of the indenture, we and the trustee shall treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear, and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and its book-entry system from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Notes

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global note, and we have not appointed a successor depository within 90 days of that notice;

•	we decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository); or

•	an event of default has occurred and is continuing and DTC so requests.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued in certificated form.

Information Concerning the Trustee

Manufacturers and Traders Trust Company is the trustee under the indenture. From time to time, we (and certain of our affiliates) borrow from, maintain deposit accounts with and conduct other transactions with Manufacturers and Traders Trust Company and its affiliates in the ordinary course of business. In particular, Manufacturers and Traders Trust Company is currently a lender under our senior revolving credit facility. Manufacturers and Traders Trust Company is also the trustee with respect to our outstanding senior notes that are listed in the table set forth in the section of this prospectus supplement titled “Capitalization.” Manufacturers and Traders Trust Company is a lender under certain credit facilities to Sands family investment vehicles that, because of their relationship with members of the Sands family, are in some cases affiliates of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company and other credit support from certain members of the Sands family.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes and is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. The discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws (for example, financial institutions, insurance companies, regulated investment companies, dealers in securities, tax-exempt entities, U.S. expatriates, a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. Holders who hold notes through a non-U.S. broker or other non-U.S. intermediary, persons subject to alternative minimum tax or taxpayers holding the notes through a partnership or similar pass-through entity or as part of a “straddle,” “hedge” or “conversion transaction”). Moreover, the effect of any applicable state, local or foreign tax laws and other U.S. federal tax laws (such as estate and gift tax and Medicare contribution tax laws) is not discussed.

This discussion assumes that the notes are held as capital assets (as defined in Section 1221 of the Code) by the holders thereof. The discussion is limited to the U.S. federal income tax consequences to holders acquiring notes at original issue for cash at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold to the public for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partners and the partnership. If you are a partner in a partnership considering an investment in the notes, you are urged to consult your own tax advisor.

PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES.

U.S. Holders

For purposes of the following discussion, the term “U.S. Holder” means a beneficial owner of a note who or which is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

Certain Additional Payments

There are circumstances in which we might be required to make payments on a note that would increase the yield of the notes, for instance, as described under “Description of the Notes—Repurchase at the Option of

Holders Upon a Change of Control Triggering Event.” We intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the U.S. Internal Revenue Service (“IRS”). If the IRS takes a contrary position, a U.S. Holder may be required to accrue interest income based upon a “comparable yield” (as described in the Treasury Regulations) determined at time of issuance of the notes (which is not expected to differ significantly from the actual yield on the notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the notes would be treated as interest income rather than as capital gain. U.S. Holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Interest on Notes

Interest on the notes generally will be included in income by a U.S. Holder as ordinary interest income when received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between:

•

the amount of cash plus the fair market value of any property received (except to the extent that amounts received are attributable to accrued but unpaid interest, which would be taxed as ordinary income to the extent not previously included in income); and

•	the U.S. Holder’s adjusted tax basis in the note, which will generally equal the price paid for the note.

Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of disposition. For certain non-corporate U.S. Holders, net long term capital gains are generally subject to tax at preferential rates. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

For purposes of the following discussion, the term “non-U.S. Holder” refers to a beneficial owner of a note that is for U.S. federal income tax purposes an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on Notes

Subject to the discussion of FATCA (as defined below) and backup withholding below, interest paid to a non-U.S. Holder in respect of the notes that is not effectively connected with the non-U.S. Holder’s trade or business in the United States generally will not be subject to U.S. federal income or withholding tax provided that:

•	the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	the non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•	the non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement in the ordinary course of its trade or business; and

•

the non-U.S. Holder satisfies certain certification requirements. A non-U.S. Holder will generally satisfy such certification requirements if it certifies, under penalties of perjury, that it is not a United States person and provides its name and address. This certification requirement can generally be met by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E.

If the above conditions are not met, interest paid to a non-U.S. Holder in respect of the notes that is not effectively connected with the non-U.S. Holder’s trade or business generally will be subject to 30% U.S. federal withholding tax unless such non-U.S. Holder is entitled to a reduction in or an exemption from such withholding under an applicable income tax treaty between the United States and the non-U.S. Holder’s country of residence provided that such non-U.S. Holder satisfies certain certification requirements (generally, on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E).

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, unless an applicable income tax treaty provides otherwise, the non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if such non-U.S. Holder were a U.S. Holder. Unless an applicable income tax treaty provides otherwise, any interest income that is effectively connected with the conduct of a U.S. trade or business will not be subject to withholding of U.S. federal income tax if the non-U.S. Holder satisfies certain certification requirements (generally, on a properly executed IRS Form W-8ECI or, in certain circumstances, IRS Form W-8BEN or IRS Form W-8BEN-E). A non-U.S. Holder that is a foreign corporation that is engaged in a trade or business in the United States may also be subject to an additional 30% (or, if a tax treaty applies, such lower rate as the treaty provides) branch profits tax on its effectively connected earnings and profits, subject to adjustments.

Notwithstanding the foregoing, interest paid to a non-U.S. Holder that is, or holds a note through, a foreign financial institution or non-financial foreign entity generally will be subject to a 30% U.S. federal withholding tax pursuant to the Foreign Account Tax Compliance Act (“FATCA”) unless, (1) if such non-U.S. Holder is, or holds a note through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and, in certain instances, to withhold on payments to such persons, (ii) qualifies for an exception from the requirement to enter into such an agreement or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates, and (2) if such non-U.S. Holder is, or holds a note through, a non-financial entity, such entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or has provided certain information regarding its direct and indirect U.S. owners.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Notes

Subject to the discussion of FATCA and backup withholding below, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon a sale, exchange, redemption, retirement or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “Interest on Notes”) unless:

•	that gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States; or

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Unless an applicable income tax treaty provides otherwise, a non-U.S. Holder described in the first bullet point will be subject to U.S. federal income tax on the gain on a net income basis in the same manner as if such non-U.S. Holder were a U.S. Holder. If such non-U.S. Holder is a foreign corporation, it may also be subject to a 30% (or, if a tax treaty applies, such lower rate as the treaty provides) branch profits tax on its effectively connected earnings and profits, subject to adjustments. A non-U.S. Holder described in the second bullet point will generally be subject to a flat 30% U.S. federal income tax on such gain (which may be offset by certain U.S. source capital losses), unless an exemption or reduction under an applicable income tax treaty applies.

While withholding under FATCA would have applied also to payments of gross proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminated FATCA withholding on payments of gross proceeds entirely. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the notes. A U.S. Holder may be subject to United States backup withholding at a rate of 24% on the foregoing amounts if it fails to provide its taxpayer identification number to the applicable withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations.

A non-U.S. Holder may be subject to United States backup withholding on these payments unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person. The certification procedures required of non-U.S. Holders to claim the exemption from withholding tax on certain payments on the notes, described in general terms above, will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

BofA Securities, Goldman Sachs & Co. LLC, PNC Capital Markets LLC, and Truist Securities, Inc. are acting as the joint book-running managers of the offering and as the representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriters	Principal amount of notes
BofA Securities, Inc.	$
Goldman Sachs & Co. LLC
PNC Capital Markets LLC
Truist Securities, Inc.
BNP Paribas Securities Corp.
J.P. Morgan Securities LLC
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not in excess of   % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a discount not in excess of   % of the principal amount of the notes to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concession.

We have agreed until (and including) the day of settlement of the notes offered hereby not to sell or announce an intention to sell any debt securities similar to the notes without the consent of BofA Securities, Inc.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they intend to make a market in the notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over- allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering (including underwriting discounts) will be approximately $    million.

The following table shows the amount of the underwriting discount provided to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

Title of Note	% Commission		Total
% Senior Notes due 20		%	$

It is expected that delivery of the notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the      business day following the date of this prospectus supplement. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any day prior to one business day before delivery hereunder will be required, by virtue of the fact that the notes initially will settle in T+  , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on any day prior to one business day before delivery hereunder should consult their own advisors.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging, brokerage and advisory services for us and our affiliates for which they have received, and will receive, customary fees and expenses. In particular, affiliates of certain of the underwriters are agents and/or lenders under one or more of the Company’s credit facilities. In addition, certain of the underwriters or affiliates of those underwriters are lenders under certain credit facilities to Sands family investment vehicles that, because of their relationship with members of the Sands family, are in some cases affiliates of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company and other credit support from certain members of the Sands’ family.

Certain of the underwriters and/or their affiliates may hold positions in our 3.700% Senior Notes due 2026 and thus may receive a portion of the net proceeds through the redemption of such notes in connection with this offering. Because at least 5% of the net proceeds of this offering, not including underwriting compensation, may be used to purchase our 3.700% Senior Notes due 2026 held by underwriters and/or affiliates of each of the underwriters, such underwriters and/or affiliates may be considered to have a “conflict of interest” with us in regards to this offering. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no “qualified independent underwriter” is required because the notes offered are investment grade rated, as that term is defined in the rule. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise). The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Bermuda

The offering of the notes to investors in Bermuda may constitute carrying on business in Bermuda for purposes of the Companies Act 1981 (the “Bermuda Companies Act”). Carrying on business in Bermuda by an overseas company requires a license under Section 134 of the Bermuda Companies Act. The Company is an overseas company and is not licensed under Section 134 of the Bermuda Companies Act. As long as the Company does not have a physical presence in Bermuda and the notes are offered to Bermuda investors only at such time as they are outside of Bermuda, such offering will generally not constitute carrying on business in Bermuda.

The offering of the notes to investors in Bermuda may, in some circumstances, require a license to carry on investment business under the Investment Business Act 2003 of Bermuda. However, such requirement will only apply where the person or entity offering the notes has a physical presence in Bermuda. Neither the Company nor any of the underwriters has a physical presence in Bermuda.

Notice to Prospective Investors in the Cayman Islands

This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the notes, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, to the public any securities in the Cayman Islands.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each a “Relevant State”), no notes have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any notes being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale. For the purposes of this provision, the expression an “offer to the public” in relation to the notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no notes have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the notes that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Article 74 (transitional provisions) of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234, except that offers of notes may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the notes in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of notes shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

Each underwriter:

(a) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes, except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”), other than (i) to “professional investors” as defined in the SFO and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, or the “FIEA”). The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), including any person resident in Japan or any corporation or other entity organized under the laws of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any relevant laws and regulations of Japan.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The validity of our notes offered hereby will be passed upon for us by McDermott Will & Schulte LLP. Certain legal matters in connection with the notes offered hereby will be passed upon for the underwriters by Davis Polk  & Wardwell LLP.

EXPERTS

The consolidated financial statements of Constellation Brands, Inc. and subsidiaries as of February 28, 2026 and February 28, 2025, and for each of the fiscal years in the three-year period ended February 28, 2026, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2026, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Constellation Brands, Inc.

Debt Securities, Preferred Stock, Depositary Shares Representing Preferred Stock, Class A Common Stock, Warrants, Subscription Rights, Purchase Contracts and Purchase Units

Constellation Brands, Inc., a Delaware corporation (“Constellation,” “we,” “us” or the “Company”) may sell from time to time:

•	our debt securities

•	shares of our preferred stock, which may be represented by depositary shares;

•	shares of our Class A common stock;

•	warrants;

•	subscription rights;

•	purchase contracts;

•	purchase units; or

•	any combination of the foregoing.

In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our Class A common stock in such amounts as set forth in a prospectus supplement. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

We will provide specific terms of the securities which we may offer in supplements to this prospectus or a term sheet. We or any of the selling stockholders may offer the securities in any combination, separately, together or as units with other offered securities, in one or more separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any prospectus supplement or term sheet carefully before you invest. Securities may be sold for U.S. dollars, foreign currency or currency units.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “STZ”.

Investing in our securities involves certain risks. See “Risk Factors” on page 2 of this prospectus.

We and/or the selling stockholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers or by such other methods as may be set forth in one or more supplements to this prospectus. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

None of the Securities and Exchange Commission, any state securities commission or any regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we or any selling stockholder may sell from time to time any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder offer to sell securities, we will provide a supplement to this prospectus or a term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely on the information contained in or incorporated by reference into this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder is making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

This prospectus contains summary descriptions of the Class A common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

Except where the context requires otherwise, references in this prospectus supplement to the “Company,” “we,” “our,” or “us” refer to Constellation Brands, Inc.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access without charge our SEC filings, including the registration statement and the exhibits and schedules thereto. Our SEC filings and other information about the Company are also available on our investor relations website at https://ir.cbrands.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our websites is to be considered part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities:

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2025, filed on April 23, 2025;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended May 31, 2025 filed on July 2, 2025 and the fiscal quarter ended August 31, 2025 filed on October 7, 2025;

•

Our Current Reports on Form 8-K, filed on April  9, 2025 (excluding Item 2.02, Item 7.01 and the related exhibits), April 14, 2025 (excluding Item 7.01 and the related exhibit), April  28, 2025, April  30, 2025, May  1, 2025, May  9, 2025, June  2, 2025 (excluding Item 7.01 and the related exhibits), July  17, 2025, October  2, 2025 (excluding Item 7.01 and the related exhibits); October  16, 2025, and October 17, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form  10-K for the fiscal year ended February  28, 2025 from our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders held on July 15, 2025, filed on June 5, 2025; and

•	The description of our Class A common stock, par value $0.01 per share, contained in our Current Report on Form 8-K filed on November 10, 2022.

Whenever on or after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at: Constellation Brands, Inc., Attention: Investor Relations, 50 East Broad Street, Rochester, New York 14614; telephone number (888) 922-2150.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those set forth in, or implied by, our forward-looking statements. All statements other than statements of historical facts included in this prospectus and elsewhere regarding our business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. These forward-looking statements are identifiable by our use of such words as “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date on which we make them. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results to differ materially from our expectations, or “cautionary statements,” are disclosed in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the “Risk Factors” section included in our filings with the SEC. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Market positions and industry data discussed in (i) the Form 10-K for the fiscal year ended February 28, 2025 are as of calendar 2024 and (ii) the Form 10-Q for the fiscal quarter ended August 31, 2025 are for the 52-weeks ending August 31, 2025 and have been obtained or derived from industry and government publications and our estimates. The industry and government publications include: Beer Marketers Insights; Beverage Information Group; Impact Databank Review and Forecast; International Wine and Spirits Research (IWSR); Circana; Beer Institute; and National Alcohol Beverage Control Association. We have not independently verified the data from the industry and government publications. Unless otherwise noted, all references to market positions are based on U.S. dollar sales.

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CONSTELLATION BRANDS, INC.

We are an international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy with powerful, consumer-connected, high-quality brands like Modelo Especial, Corona Extra, Pacifico, Robert Mondavi Winery, Kim Crawford, The Prisoner Wine Company, High West, Casa Noble, and Mi CAMPO. In the U.S., we are one of the top growth contributors at retail among beverage alcohol suppliers. We are also the second-largest beer company and have the #1 beer brand, Modelo Especial, in dollar sales in the U.S. We continued to strengthen our leadership position in the U.S. beer market as the #1 dollar share gainer in the high-end and the overall U.S. beer market. Within wine and spirits, we have implemented a multi-year strategy that repositioned this business to a portfolio of exclusively higher-end brands that we believe will generate higher growth and higher margins, aligned to our focus on consumer-led premiumization trends, and we continue to progressively expand our supply channels through direct-to-consumer (inclusive of (i) a digital commerce experience for consumers to purchase directly from brand websites with inventory coming straight from the supplier and (ii) consumer purchases at hospitality locations (tasting rooms and tap rooms) from the supplier) and international markets. The strength of our brands makes us a supplier of choice to many of our consumers and our customers, which include wholesale distributors, retailers, and on-premise locations. We conduct our business through entities we wholly own as well as through a variety of joint ventures and other entities.

Headquartered in Rochester, New York, we are a Delaware corporation incorporated in 1972, as the successor to a business founded in 1945. Our principal executive offices are located at 50 East Broad Street, Rochester, New York 14614 and the telephone number at this location is (585) 678-7100. We maintain a website at http://www.cbrands.com and an investor relations website at https://ir.cbrands.com. Our websites and the information contained on those sites, or connected to those sites, are not incorporated into this prospectus and any prospectus supplement or free writing prospectus.

RISK FACTORS

Investing in our securities involves certain risks. You are urged to read and carefully consider risk factors relating to an investment in our securities as described from time to time in our most recent Annual Report on Form 10-K, as may be updated from time to time in our Quarterly Reports on Form 10-Q filed with the SEC as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus, each as incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include in or incorporate by reference into this prospectus. The risks and uncertainties we have described are not the only ones we face. The prospectus supplement applicable to each type or series of securities we or any selling stockholder offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as we may otherwise set forth in a prospectus supplement, we intend to use any net proceeds that we receive from the sale of the securities offered by this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures, share repurchases, dividend payments, and acquisitions. Pending the application of the proceeds, we intend to invest the proceeds in certificates of deposit, U.S. government securities or other interest-bearing securities.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under this prospectus, any of which may be issued as convertible or exchangeable debt securities. The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement or term sheet may relate. We will set forth the particular terms of the debt securities we offer in a prospectus supplement or term sheet. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement or term sheet. The following description of general terms relating to the debt securities and the indenture (which includes one or more supplemental indentures) under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement or term sheet regarding any particular issuance of debt securities. If there are differences between the applicable prospectus supplement or term sheet and this prospectus, the prospectus supplement or term sheet will control.

The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement or term sheet. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

Our ability to service our indebtedness, including the debt securities, is dependent primarily upon the receipt of funds from our subsidiaries. The payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to contractual, statutory and regulatory restrictions, and are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, any right we may have to receive assets of any of our subsidiaries upon liquidation or recapitalization of any such subsidiaries (and the consequent right of the holders of debt securities to participate in those assets) will be subject to the claims of our subsidiaries’ creditors. Even in the event that we are recognized as a creditor of a subsidiary, our claims would still be subject to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to our claim.

The debt securities will be issued under an indenture entered into with the trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Except to the extent described in a prospectus supplement or term sheet, the indenture does not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

The following is a summary of certain provisions of the debt securities that may be issued under the indenture and is not complete. A description of such debt securities shall be contained in a prospectus supplement or term sheet. You should carefully read the provisions of particular debt securities we may issue and the indenture under which the debt securities are issued, including the definitions in those documents of certain terms and of those terms made a part of those documents by the Trust Indenture Act.

General

The indenture does not limit the aggregate principal amount of debt securities which may be issued under it and provides that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the aggregate principal amount that we may authorize from time to time. The particular terms of the debt securities offered pursuant to any prospectus supplement or term sheet will be described in the prospectus supplement or term sheet. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

Unless otherwise provided in the prospectus supplement or term sheet, debt securities may be presented for registration of transfer and exchange and for payment or, if applicable, for conversion or exchange at the office of the trustee.

The applicable prospectus supplement or term sheet will describe the following terms of any debt securities in respect of which this prospectus is being delivered (to the extent applicable to the debt securities):

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the title and designation of the debt securities of the series, and whether the debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities and, if senior subordinated or subordinated debt securities, the specific subordination provisions applicable thereto;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price at which we will issue the debt securities of the series;

•	the terms, if any, by which holders may convert the debt securities of the series into or for our common stock or other of our securities or property;

•	if the debt securities of the series are convertible, any limitations on the ownership or transferability of the securities or property into which holders may convert the debt securities;

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the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities of the series and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

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the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities of the series, the dates on which we will be obligated to pay any such interest, and the regular record dates, if any, for the determination of the persons to whom we will be obligated to pay such interest;

•

the place or places where the principal of, and any premium, interest or other amounts payable (if any) on, the debt securities of the series will be payable or where the holders of the debt securities may surrender debt securities for conversion or transfer;

•	any provisions relating to the issuance of the debt securities at an original issue discount;

•

the period or periods during which, the price or prices (including any premium or other amount) at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities of the series, at our option, if we have such an option;

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our obligations (if any) to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the price or prices at which, the period or periods within which and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

•	any events of default in lieu of or in addition to those described in this prospectus and remedies relating to such events of default;

•	if other than the trustee, the identity of each security registrar, transfer agent, paying agent or other agent for debt securities of the series;

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the currency or currencies in which we will sell the debt securities and in which principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series will be denominated and payable;

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whether the amount of payment of principal of, and any premium, or interest or other amounts payable (if any) on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

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whether and under what circumstances we will pay any additional amounts on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether we will have the option, and on what terms to redeem the debt securities instead of paying the additional amounts;

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if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including, without limitation, as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents or conditions;

•	any other affirmative or negative covenant included for the benefit of the holders of the debt securities of the series;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such a global security and the circumstances under which any global security may be exchanged for debt securities registered in the name of, and under which any transfer of such global security may be registered in the name of, any person other than the depositary;

•	whether the debt securities are defeasible;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or provable in bankruptcy, or, if applicable, which is convertible;

•	any proposed listing of the debt securities of the series on any securities exchange; and

•	any other specific terms of the debt securities.

Unless otherwise indicated in the prospectus supplement or term sheet relating to the debt securities, principal of and any premium or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee at its principal office. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium or interest required to be made on an interest payment date, redemption date or at maturity which is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

Unless otherwise indicated in the prospectus supplement or term sheet relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Debt securities may be issued under the indenture for federal income tax purposes as Original Issue Discount Securities (as defined below). Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to such securities. “Original Issue Discount Security” generally means any debt security that (i) is issued at a price lower than its principal amount (subject to a de minimis exception), (ii) does not require the payment of interest in cash or property (other than debt instruments of the issuer) at least annually throughout the term of the debt security or (iii) is issuable in exchange for property (including other debt instruments) and does not provide for adequate stated interest.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement or term sheet relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

No global security may be transferred except as a whole by a nominee of the depositary for such global security to the depositary or a nominee of the depositary and except in the circumstances described in the prospectus supplement or term sheet relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement or term sheet relating to such series.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, if:

•

either we are the continuing corporation, or the successor corporation expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under the indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us; and

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immediately after the merger or consolidation, or the sale, conveyance or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Modification of the Indenture

We and the trustee may modify the indenture with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement or term sheet.

Satisfaction and Discharge of Indenture

We may terminate our obligations under the debt securities of any series, except for certain limited surviving obligations, if either all of the debt securities of such series have been delivered to the trustee for cancellation or we deposit with the trustee cash or appropriate government obligations sufficient for the payment of principal and interest on the debt securities of such series to maturity and meet certain other conditions.

Defaults and Notice

The debt securities will contain events of default to be specified in the applicable prospectus supplement or term sheet, including, without limitation:

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failure to pay the principal of, or premium, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration of acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable, which failure shall have continued for a period of 30 days;

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our failure to perform or observe any other covenants or agreements in the indenture or in the debt securities of such series which failure shall have continued for a period of at least 90 days after written notice to us by the trustee or to us and the trustee from the holders of not less than 25% of the aggregate principal amount of the then outstanding debt securities of such series; and

•	certain events of bankruptcy, insolvency or reorganization of us.

If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

The indenture provides that, at any time after a declaration of acceleration with respect to the debt securities of any series as described in the preceding paragraph, the holders of a majority in principal amount of the then outstanding debt securities of such series may rescind and cancel such declaration and its consequences:

•	if the rescission would not conflict with any judgment or decree;

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if all existing events of default with respect to the debt securities of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

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to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

•	if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent default or event of default or impair any right consequent thereto.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

The indenture contains a provision entitling the trustee to be offered reasonable indemnity by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. The right of a holder of debt securities of any series to institute a proceeding with respect to the indenture is subject to certain conditions including that the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, offer reasonable indemnity to the trustee and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due, to require conversion of debt securities if the indenture provides for convertibility at the option of the holder and to institute suit for the enforcement of such rights.

Concerning the Trustee

The prospectus supplement or term sheet with respect to particular debt securities will describe any relationship that we may have with the trustee for such debt securities.

Reports to Holders of Debt Securities

We intend to furnish to holders of debt securities all quarterly and annual reports that we furnish to holders of our common stock, and file such additional information, documents and reports as may be required by the rules and regulations prescribed from time to time by the SEC.

DESCRIPTION OF PREFERRED STOCK

Our board of directors (the “Board”) is authorized to issue in one or more series, generally without stockholder approval, up to 1,000,000 shares of preferred stock, par value $0.01 per share. Undesignated shares of preferred stock can be issued with such designations, preferences, qualifications, privileges, limitations, restrictions, options, voting powers (full or limited), conversion or exchange rights and other special or relative rights as the Board shall from time to time fix by resolution. Thus, unless a specific stockholder approval requirement applies and subject to any statutory or contractual or other limitations as to class rights or other matters that might apply, our Board could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of holders of our common stock. The prospectus supplement or term sheet relating to a series of preferred stock will set forth the dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of such series of preferred stock.

The description of certain provisions of the preferred stock set forth in any prospectus supplement or term sheet does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of preferred stock. The applicable prospectus supplement or term sheet will describe the specific terms of any series of preferred stock being offered which may include:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies (including composite currencies) in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such series of preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

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whether such series of preferred stock is convertible or exchangeable and, if so, the securities or rights into which it is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected;

•	the place or places where dividends and other payments on such series of preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.

All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be validly issued and fully paid and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock. The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.

General

We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.

Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock shall be made available to holders of depositary shares.

Conversion and Exchange

If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, as practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.

Amendment of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series of preferred stock represented by the depository receipts.

Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement, or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered prior to any such termination. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

DESCRIPTION OF CLASS A COMMON STOCK

If we or any selling stockholder offer shares of Class A common stock, the prospectus supplement or term sheet will set forth the number of shares offered, the public offering price, information regarding our dividend history and Class A common stock prices as reflected on the New York Stock Exchange (the “NYSE”) or other exchange that the Class A common stock is then listed, including a recent reported last sale price of the Class A common stock.

This description is not complete and is summarized from, and qualified in its entirety by reference to, applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Charter”), the By-Laws of the Company (the “By-laws”), and other information with respect to Class A common stock which has been publicly filed with the SEC. See the section of this prospectus entitled “Where You Can Find More Information.”

General

As of November 7, 2025, the Company’s authorized capital stock consists of (i) 322,000,000 shares of Class A common stock, par value $0.01 per share, (ii) 25,000,000 shares of Class 1 common stock, par value $0.01 per share, and (iii) 1,000,000 shares of preferred stock, par value $0.01 per share.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of shares of Class A common stock and Class 1 common stock are entitled to receive dividends in accordance with law if our Board, in its sole discretion, determines to declare dividends and only then at the times and in the amounts that our Board may determine. Notwithstanding the foregoing, if we declare and pay a cash dividend on Class 1 common stock, each share of Class A common stock will be paid a cash dividend in an amount at least 10% greater than the amount of the cash dividend per share paid on Class 1 Common Stock. Our Board may declare and pay a dividend on Class A common stock without paying any dividend on Class 1 common stock.

Voting Rights

Each holder of shares of Class A common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of shares of Class A common stock do not have cumulative voting rights. Except as otherwise required by any law or regulation applicable to the Company or its securities, by the rules or regulations of any stock exchange applicable to the Company or its securities, or by the Amended and Restated Charter or otherwise required by the By-laws, all matters brought to a vote of stockholders are decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter at a meeting at which a quorum is present.

Holders of Class 1 common stock are not entitled to vote except that such holders are entitled to vote as a separate class on matters with respect to which a separate class vote of holders of Class 1 common stock is required by law and are entitled to vote with respect to any increase or decrease in the authorized number of shares of Class 1 common stock as a single class with the holders of Class A common stock (in which case the holders of Class 1 common stock and Class A common stock are each entitled to one vote per share). The holders of shares of Class 1 common stock do not have cumulative voting rights.

Delaware law could require either holders of our Class A common stock or our Class 1 common stock to vote separately as a single class in the following circumstances:

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if we were to seek to amend our Amended and Restated Charter to increase the authorized number of shares of a class of stock (with respect to the shares of Class A common stock only), or to increase or decrease the par value of a class of stock, then that class may be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our Amended and Restated Charter to alter or change the powers, preferences, or special rights of the shares of a class of stock so as to affect them adversely, then that class may be required to vote separately to approve the proposed amendment.

Board of Directors

The Board is comprised of a single class, elected annually by the holders of Class A common stock at any meeting of stockholders called for the election of directors at which a quorum is present (a quorum being the holders of shares representing a majority of the votes entitled to be cast at the meeting by the holders of all outstanding shares entitled to vote, present in person or by proxy). The directors are elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. However, if one or more stockholders has delivered to the Secretary of the Company notice (which purports to be in compliance with the requirements of the By-laws) of its intent to nominate one or more persons for election to the Board and such nomination(s) have not been formally and irrevocably withdrawn as of the 10th calendar day preceding the date the Company first gives its notice of meeting to the stockholders, then directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Conversion of Class 1 Common Stock

Each holder of a share of Class 1 common stock may, without cost and at their option, convert shares of Class 1 common stock into fully paid and non-assessable shares of Class A common stock on a one-for-one basis; provided, that, such conversion is permitted only if the holder immediately sells the Class A common stock acquired upon conversion in a market transaction, to an unrelated party in a bona fide arm’s-length transaction or in connection with any offering registered under the Securities Act. The Company does not intend to list the Class 1 common stock on the NYSE or any other exchange. A holder wishing to sell shares of Class 1 common stock may convert such shares of Class 1 common stock into shares of Class A common stock immediately prior to a qualifying sale of the shares. The terms of the Class 1 common stock do not impose any transfer restrictions on shares of Class 1 common stock; however, shares of Class 1 common stock may be subject to restrictions on transfer imposed by applicable securities laws, as well as certain contractual transfer restrictions.

Rights Upon Liquidation

Holders of shares of Class A common stock and Class 1 common stock are entitled to share pro rata in the distribution of our assets available for such purpose in the event of our liquidation, dissolution or winding up, after payment of, or provision for, creditors and distribution of, or provision for, preferential amounts and unpaid accumulated dividends to holders of preferred stock, if any.

Preemptive and Other Rights

Holders of shares of Class A common stock and Class 1 common stock have no preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions or sinking fund provisions applicable to any such shares, nor are such shares subject to further calls or assessments.

Antitakeover Provisions

Provisions of the DGCL, the Amended and Restated Charter and the By-laws, which are summarized below, may have antitakeover effects and could delay, defer or prevent a tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest.

Delaware Law Antitakeover Statute

The Company is subject to Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such person became an interested stockholder, unless

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prior to the time the interested stockholder becomes an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (subject to certain exclusions of voting stock) at the time the transaction commenced; or

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at or subsequent to the time the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of the corporation’s stockholders (and not by written consent) by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes a merger, assets sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” includes a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of the Company.

Issuance of Undesignated Preferred Stock

Our Board has the authority, without stockholder approval, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, to the extent not fixed by certain provisions set forth in the Amended and Restated Charter and subject to the terms contained in any designation of a series of preferred stock, designated from time to time by our Board. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The existence of authorized but unissued shares of preferred stock would enable our Board to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or other means.

No Cumulative Voting

The Amended and Restated Charter does not provide for cumulative voting.

Size of Board of Directors and Vacancies

The By-laws provide that the total number of directors will be determined from time to time by our Board. The By-laws further provide that during the interval between annual meetings, any newly created directorship or any vacancy occurring in our Board for any cause may be filled by the members of our Board in accordance with the DGCL.

Amendment to By-Laws

The By-laws may be altered, amended or repealed or new by-laws may be made by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, at any annual or special meeting, or, by our Board.

Special Stockholder Meetings; Notice Requirements

A special meeting of stockholders for any purpose or purposes may be called at any time by our Board, or by a committee of our Board which has been duly designated by our Board, and whose powers and authority, as expressly provided in a resolution of our Board, include the power to call such meetings, but such special meetings may not be called by any other person or persons. The By-laws also provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. The By-laws also specify certain requirements regarding the form and content of a stockholder’s notice under the advance notice provision.

Exclusive Forum for Certain Lawsuits

The By-laws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) will be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or our stockholders to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Charter or the By-laws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim governed by the internal affairs doctrine. In addition, the By-laws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The By-laws also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to this choice-of-forum provision.

This choice-of-forum provision in the By-laws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers and other employees, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement or term sheet relating to such warrants.

General

We may issue warrants to purchase our Class A common stock, preferred stock, depositary shares, debt securities or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement or term sheet. This description will include:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued, if any;

•	the designation and terms of the Class A common stock, preferred stock, depositary shares or debt securities for which the warrants are exercisable;

•	if applicable, the designation and terms of the other securities with which the warrants are issued, and the number of warrants issued with each share or unit of such other securities;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the date on and after which the warrants and the other securities will be separately transferable;

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the number of shares of Class A common stock, preferred stock, depositary shares or the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the shares or debt securities may be purchased upon exercise;

•	anti-dilution provisions of the warrants, if any;

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with respect to debt securities only, whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modifications

The warrant agreement may be amended by us and the warrant agent, without the consent of the holder of any warrant certificate, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained in the warrant agreement, or making any provisions in regard to matters or questions arising under the warrant agreement that we may deem necessary or desirable; provided, that the amendment may not adversely affect the interest of the holders of warrant certificates in any material respect.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our Class A common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of Class A common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of Class A common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, at a future date or dates, (i) debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement, (ii) currencies, or (iii) commodities. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Stock purchase contracts may be issued separately or as a part of units (“purchase units”) consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A common stock or any combination of such securities. The stock purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner.

The applicable prospectus supplement or term sheet will describe the terms of any purchase contracts or purchase units, including whether and under what circumstances the securities comprising the purchase contracts or units may be traded separately. Certain material federal income tax considerations applicable to the purchase units and purchase contracts will be set forth in the prospectus supplement or term sheet relating thereto.

SELLING STOCKHOLDERS

Selling stockholders, who will be named in a prospectus supplement, may use this prospectus in connection with resales of Class A common stock they hold as described in the applicable prospectus supplement. Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell securities pursuant to this prospectus from time to time in one or more transactions, including without limitation, directly to one or more purchasers, through agents, underwriters, brokers or dealers or any combination of the foregoing.

Certain of our affiliates may purchase securities in any offering, including in connection with any proposed sale of the Class A common stock by the selling stockholders.

A distribution of the securities offered by this prospectus may also be effected through the issuance of or transactions involving derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we and/or the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell securities as agent, but may position or resell all or a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	privately negotiated transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	settlements of short sales;

•	transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per security;

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise; or

•	a combination of the foregoing methods of sale.

We and/or the selling stockholders may also enter into hedging transactions. For example, we and/or the selling stockholders may:

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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from us and/or the selling stockholders to close out its short positions;

•	sell securities short and redeliver such shares to close out short positions;

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enter into option or other types of transactions that require us and/or the selling stockholders to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

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loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The securities covered by this prospectus may be sold on a national securities exchange, in the over-the-counter market or in transactions otherwise than on an exchange or in the over-the-counter market, or any combination of the foregoing.

In addition, we and/or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us and/or the selling stockholders or others to settle such sales and may use securities received from us and/or the selling stockholders to close out any related short positions. We and/or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

For each offering of securities under this prospectus, we and/or the selling stockholders will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers, and their compensation, in the related prospectus supplement or term sheet, including, without limitation:

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the terms of any offering, including the name or names of any underwriters, brokers, dealers or agents, the purchase price of such series of securities and the proceeds to us and/or the selling stockholders from such sale;

•	any underwriting discounts, selling commissions and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents; and

•	any securities exchanges on which the securities of the series may be listed.

In addition to selling its shares of Class A common stock under this prospectus, a selling stockholder may:

•	transfer its shares of Class A common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its shares of Class A common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145;

•	sell its shares of Class A common stock through distribution to its members, partners or stockholders; or

•	sell its shares of Class A common stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.

The selling stockholders and other persons participating in the sale or distribution of the shares of Class A common stock will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and any of its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

The selling stockholders are not restricted as to the price or prices at which we or they may sell the shares of Class A common stock. Sales of such shares of Class A common stock may have an adverse effect on the market price of shares of Class A common stock. Moreover, it is possible that a significant number of shares of Class A common stock could be sold at the same time, which may have an adverse effect on the market price of shares of Class A common stock.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. We and/or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we and/or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us and/or the selling stockholders under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling securityholders may sell the offered securities to dealers as principals. We and/or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or the selling stockholders at the time of resale. Dealers engaged by us and/or the selling stockholders may allow other dealers to participate in resales.

Direct Sales

We and/or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We and/or the selling stockholders may enter into such delayed contracts only with institutional purchasers that we and/or the selling stockholders approve, as applicable. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and/or the selling securityholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us and/or the selling stockholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Pursuant to that certain Registration Rights Agreement, dated as of November 10, 2022 (the “Registration Rights Agreement”), as amended, modified, supplemented or restated from time to time, among the Company and the selling stockholders named therein, we have agreed to indemnify, in certain circumstances, the selling stockholders against certain liabilities, including liabilities under the Securities Act.

Except as set forth below, we have agreed to pay all fees and expenses incurred by the Company and the selling stockholders in connection with the registration of the Class A common stock covered by this prospectus supplement, including (i) all registration and filing fees, (ii) printing expenses, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company and one counsel for the selling Stockholders, subject to certain limitations set forth in the Registration Rights Agreement, (v) expenses of the Company incurred in connection with any “road show,” including travels, meals and lodging (vi) fees and disbursements of all certain independent registered public accounting firms and any other persons, including special experts retained by the Company, (vii) all expenses in connection with the preparation, printing and filing of any registration statement, any preliminary prospectus, final prospectus or free writing prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers, (viii) all expenses associated with any listing of the Class A common stock or other registrable securities, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (x) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice. The selling stockholders will be responsible for all underwriting and brokerage discounts, selling commissions and transfer taxes, if any, applicable to any sales of Class A common stock or other registrable securities under this prospectus supplement.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our Class A common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us and/or the selling stockholders that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants, purchase contracts or purchase units on any securities exchange; any such listing with respect to any particular debt securities, preferred stock, warrants, purchase contracts or purchase units will be described in the applicable prospectus supplement.

In connection with any underwritten offering of Class A common stock, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class A common stock in excess of the number of shares of Class A common stock to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Class A common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the shares of Class A common stock.

In connection with any underwritten offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Schulte LLP. Legal counsel to any underwriters may pass upon legal matters for such underwriters. Additional legal matters may be passed upon for us, any selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Constellation Brands, Inc. and subsidiaries as of February 28, 2025 and February 28, 2024, and for each of the fiscal years in the three-year period ended February 28, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Constellation Brands, Inc.

$    % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

PNC Capital Markets LLC

Truist Securities

BNP PARIBAS

J.P. Morgan

Scotiabank

Wells Fargo Securities

   , 2026